UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2024

Century Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40498	84-2040295
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 North 38th Street, 11th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 817-5790

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.0001 per share	IPSC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 15, 2024, Michael C. Diem, M.D. notified Century Therapeutics, Inc. (the “Company”) of his decision to resign as Chief Financial Officer of the Company, effective as of February 2, 2024. The Company has commenced a search for a new Chief Financial Officer. Following the effectiveness of Dr. Diem’s resignation and until a new Chief Financial Officer is appointed, Douglas Carr, the Company’s Senior Vice President, Finance and Operations, will serve as interim Principal Financial Officer. Dr. Diem’s decision to resign from the Company was not the result of any disagreement with the Company on matters relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY THERAPEUTICS, INC.

By:	/s/ Brent Pfeiffenberger, Pharm.D., MBA
Name:	Brent Pfeiffenberger, Pharm.D., MBA
Title:	Chief Executive Officer

Date: January 19, 2024